Exhibits 15.3

8th Floor, 20 Lansbergh Place,

170 Tomas Morato Avenue, 1103

Quezon City, Philippines

Telephone: (632) 372 - 9463

7 April 2021

China Online Education Group

6th Floor Deshi Building North, Shangdi Street

Haidian District, Beijing 100085

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in China Online Education Group’s annual report on Form 20-F for the fiscal year ended 31 December 2020, which will be filed by China Online Education Group on 7 April 2021 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements on Form S-8 (No. 333-213457) and Form S-8 (No. 333-229055). We also consent to the filing of this consent letter as an exhibit to such annual report on Form 20-F.

Sincerely,

/s/ LEE YU RIGETS LAW
LEE YU RIGETS LAW